Exhibit 99.2

OpenText Announces Senior Secured Notes Offering as part of Micro Focus Acquisition Financing

Waterloo, ON – November 14, 2022 - OpenText™ (NASDAQ: OTEX), (TSX: OTEX) today announced Open Text Corporation (the “Company” or “OpenText”) intends to commence, subject to market and customary conditions, a proposed offering of senior secured notes (the “Notes”) pursuant to Rule 144A and Regulation S under the Securities Act of 1933, as amended (the “Securities Act”).

The Notes will be guaranteed on a senior secured basis by OpenText’s existing wholly-owned subsidiaries organized in the United States or Canada that borrow or guarantee OpenText’s obligations under its senior credit facilities. The Notes and related guarantees will be secured on the same basis as the Company’s senior credit facilities.

The proposed offering is expected to be consummated prior to the consummation of the previously announced acquisition (the “Acquisition”) of Micro Focus International plc. The precise timing, size and terms of the offering (including the size and tenor of the Notes) are subject to market conditions and other factors.

The Notes and related guarantees will not be registered under the Securities Act. The Notes and related guarantees may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons (as defined in Regulation S under the Securities Act), except to persons reasonably believed to be qualified institutional buyers in reliance on the exemption from registration provided by Rule 144A under the Securities Act and to certain persons in offshore transactions in reliance on Regulation S under the Securities Act. The Notes have not been and will not be qualified for sale to the public by prospectus under applicable Canadian securities laws and, accordingly, any offer and sale of the Notes in Canada will be made on a basis which is exempt from the prospectus requirements of such securities laws. This press release shall not constitute an offer to sell, or the solicitation of an offer to buy, nor shall there be any sale of, any securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration, qualification or exemption under the securities laws of any such jurisdiction.

About OpenText

OpenText, The Information Company™, enables organizations to gain insight through market leading information management solutions, powered by OpenText Cloud Editions.

Publication on a website

This announcement and certain associated documents will be available, subject to certain restrictions relating to persons resident in Restricted Jurisdictions, on OpenText’s website at https://investors.opentext.com/ by no later than 12 noon (London time) on the business day following the publication of this announcement. Neither the content of any of the websites referred to in this announcement nor the content of any website accessible from hyperlinks in this announcement is incorporated into, or forms part of, this announcement.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements in this announcement, including statements regarding OpenText’s plans, objectives, expectations and intentions relating to the Acquisition, the Acquisition’s expected contribution to OpenText’s results, financing and closing of the Acquisition, as well as the expected timing and benefits of the Acquisition, impact on future financial performance including in respect of annual recurring revenues, cloud growth, adjusted EBITDA, cash flows and earnings, may contain words considered forward-looking statements or information under applicable securities laws. These statements are based on OpenText’s current expectations, estimates, forecasts and projections about the operating environment, economies and markets in which OpenText operates, as well as the impact of the ongoing COVID-19 pandemic. These statements are subject to important assumptions, risks and uncertainties that are difficult to predict, and the actual outcome may be materially different. OpenText’s assumptions, although considered reasonable by OpenText at the date of this announcement, may prove to be inaccurate and consequently its actual results could differ materially from the expectations set out herein. For additional information with respect to risks and other factors, which could occur, see OpenText’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other securities filings with the SEC and other securities regulators. Unless otherwise required by applicable securities laws, OpenText disclaims any intention or obligations to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Copyright © 2022 OpenText. All Rights Reserved. Trademarks owned by OpenText. One or more patents may cover this product(s). For more information, please visit https://www.opentext.com/patents.

Further information, please contact:

Harry E. Blount

Senior Vice President, Investor Relations

OpenText Corporation

415-963-0825

investors@opentext.com